Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333 - 146375) and Form S-3 (Nos. 333 - 129073, 333 - 138809 and 333 - 149487) of Central European Distribution Corporation of our report dated March 1, 2011 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers Sp. z o.o.
PricewaterhouseCoopers Sp. z o.o. Warsaw, Poland

February 29, 2012